FOR MORE INFORMATION, CONTACT:

Investors	News Media
Nathan Speicher	Mike Barger
Office: (210) 255-6027	Office: (210) 255-6824
nathan.speicher@acelity.com	mike.barger@acelity.com

ACELITY L.P. INC. Announces Date of its Third Quarter and First Nine Months of 2014
Earnings Release and Conference Call

San Antonio, Texas-October 31, 2014-Acelity L.P. Inc. today announced that it will release its third quarter and first nine months of 2014 financial results and host an investor conference call on Tuesday, November 4, 2014. The conference call will begin at 11:00 a.m. EST and the financial results will be available on SyndTrak, Intralinks and the SEC's website at www.sec.gov ahead of the call.

Participants are encouraged to dial into the conference call at least 10 minutes before the call is scheduled to begin. The dial-in numbers for this conference call are as follows:

Domestic Dial-in Number:	(877) 537-8066
International Dial-in Number:	+706-634-7494
Conference ID Number:	20565955

For those unable to attend the conference call, an archive of the conference call will be available until December 4, 2014. The archived conference call can be accessed by dialing (855) 859-2056 or (404) 537-3406 and providing the Conference ID number 20565955.